Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-12503, No. 333-52631, No. 333-62333, No. 333-72149, No. 333-44608, No. 333-44610, No. 333-54904, No. 333-56002, and No. 333-81702 of E*TRADE Group, Inc. on Form S-8, Registration Statements File No. 333-86925, No. 333-89809, No. 333-90557, No. 333-90963, No. 333-91527, No. 333-94457, No. 333-41628, No. 333-44538, No. 333-51276, No. 333-57316, No. 333-57158, No. 333-57160, No. 333-63702, No. 333-64102, No. 333-74486, No. 333-74650 and No. 333-74776 of E*TRADE Group, Inc. on Form S-3, and Registration Statements File No. 333-91467 and No. 333-62230 of E*TRADE Group, Inc. on Form S-4. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.

/S/ ARTHUR ANDERSEN LLP

Vienna, Virginia
March 28, 2002